                                                                      EXHIBIT 99

                    WINTHROP PARTNERS 79 LIMITED PARTNERSHIP
                           FORM 10-QSB MARCH 31, 2004


SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

     1. Statement of Cash Available for Distribution for the three months ended March 31, 2004:

          Net income                                                 $  188,000
          Add:  Depreciation charged to net income not
                  affecting cash available for distribution              27,000
                Minimum lease payments received, net of interest
                  income earned, on leases accounted for under the
                  financing method                                        7,000
          Less: Cash to reserves                                        (97,000)
                                                                     -----------
          Cash Available for Distribution                            $   125,000
                                                                     ===========
          Distributions Allocated to General Partners                $    10,000
                                                                     ===========
          Distributions Allocated to Limited Partners                $   115,000
                                                                     ===========


     2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended March 31, 2004:

      Entity Receiving                          Form of
        Compensation                         Compensation                                Amount
        ------------                         ------------                                ------
Winthrop
Management LLC                  Property Management Fees                                $  4,000

WFC Realty Co., Inc.
(Initial Limited Partner)       Interest in Cash Available for Distribution             $     57

One Winthrop Properties, Inc.
(General Partner)               Interest in Cash Available for Distribution             $  4,000

Linnaeus-Hampshire Realty
Limited Partnership
(General Partner)               Interest in Cash Available for Distribution             $  6,000

Quadrangle Associates I, LLC
(Limited Partner)               Interest in Cash Available for Distribution             $ 27,000

Londonderry Holdings LLC
(Limited Partner)               Interest in Cash Available for Distribution             $    287





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